UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 9, 2005

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)         Mr. Sidney Slauson has indicated his intention to retire from the Company’s Board of Directors, effective as of the date of the Company’s 2005 Annual Meeting of Shareholders, and in connection therewith, has declined to stand for re-election to the Company’s Board of Directors at such meeting, currently scheduled for May 4, 2005.  Mr. Slauson intends to serve the remainder of his term as a director through the date of the 2005 Annual Meeting of Shareholders.  As of such date, in recognition of his approximately forty years of dedicated service to the Company, he will receive the honorary title of “Director Emeritus”, and as such will be invited to attend meetings of the Board at his discretion.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the matters described in Item 5.02 above, the Revised Bylaws of the Company were amended on February 9, 2005, effective as of the date of the next Annual Meeting of Shareholders of the Company, currently scheduled for May 4, 2005, to set the number of directors of the Company’s Board of Directors to no more than nine (the previous provision set the number to no more than ten).

Section 9 — Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit 3.2(b)(m)         Amendment to Revised Bylaws of the Company, adopted February 9, 2005, effective as of the date of the Company’s 2005 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ John D. Wille
John D. Wille
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit 3.2(b)(m)         Amendment to Revised Bylaws of the Company, adopted February 9, 2005, effective as of the date of the Company’s 2005 Annual Meeting of Shareholders.